UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/18/2007

Nektar Therapeutics
(Exact name of registrant as specified in its charter)

Commission File Number:  0-24006

Delaware	94-3134940
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

201 Industrial Road, San Carlos, CA 94070
(Address of principal executive offices, including zip code)

(650) 631-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

On October 18, 2007, Pfizer Inc. ("Pfizer") delivered a notice of termination of the Collaborative Development and License Agreement by and between Nektar Therapeutics ("Nektar" formerly Inhale Therapeutic Systems) and Pfizer, dated January 18, 1995, and certain other ancillary agreements related thereto (collectively, the "Pfizer Agreements"). Under the terms of the Pfizer Agreements, this termination is effective ninety (90) days from October 18, 2007 (the "Termination Date"). This termination by Pfizer was in connection with its public announcement on October 18, 2007, that Pfizer decided to exit Exubera, the inhaled insulin product that is the subject of the Pfizer Agreements. Nektar is evaluating its contractual rights and other options with respect to Pfizer's termination of the Pfizer Agreements, including Pfizer's performance under such agreements. Nektar is also evaluating its options with respect to the inhaled insulin franchise, including the potential for finding another partner for the commercialization of Exubera and/or the development of the second generation inhaled insulin program.

The material terms related to the termination of the Pfizer Agreements are described below:

-        The exclusive intellectual property licenses previously granted by Nektar to Pfizer to develop, market and sell formulations of insulin and pulmonary delivery devices covered by Nektar's patent and know-how rights (including the Exubera product and the right to develop the second generation inhaled insulin product covered by such rights) terminate as of the Termination Date. The obligation of Nektar and Pfizer to work exclusively together for the research, development and commercialization of any dry powder formulation of insulin and pulmonary delivery devices also terminates at the Termination Date. In addition, the manufacturing and supply agreements for the manufacture and supply of dry powder insulin and pulmonary inhalers for Exubera terminate as of the Termination Date.

-        As between Nektar and Pfizer under the Pfizer Agreements, Nektar owns the material patents and patent applications related to Exubera and the second generation pulmonary insulin delivery development program for activities conducted by Nektar related to formulated insulin work and Nektar's proprietary second generation pulmonary inhaler. In addition, Nektar either has rights of assignment or a non-exclusive license to certain intellectual property of Pfizer that may be necessary for use in Nektar's future inhaled insulin product development programs.

-        Pfizer is obligated to provide Nektar with a copy of all protocols, regulatory filings, reports on non-clinical and clinical studies sponsored by Pfizer which have been filed or are prepared for filing with the Food and Drug Administration or other regulatory authorities, the data underlying all non-clinical and clinical databases owned by Pfizer, and all case report forms for patients enrolled in clinical studies for which no report has been prepared as of the Termination Date.

-        Nektar's obligation to continue to manufacture and supply dry powder insulin and pulmonary inhalers for Exubera pursuant to orders by Pfizer will continue through the binding commitment period which concludes on June 30, 2008. We anticipate that this activity and the corresponding revenue and expenses will decline throughout the period. The foregoing manufacturing and supply obligation is subject to mitigation obligations and adjustment upon mutual agreement of Pfizer and Nektar.

-        Pfizer is responsible for capital depreciation charges incurred by Nektar in accordance with the application of generally accepted accounting principles (as applied by Nektar for public reporting purposes) with respect to the portion of Nektar's manufacturing facilities built for the production of spray dried insulin powder and for reasonable maintenance expenses associated therewith ("Insulin Capital Expenses"). Pfizer's responsibility for Insulin Capital Expenses is as follows: 100% for the two-year period following commercial launch and 50% for the following two-year period. Any charges incurred with respect to the foregoing may be significant and we cannot assure you as to the timing or size of any such charges.

The foregoing information contains certain forward-looking statements and interpretations of termination rights under the Pfizer Agreements and therefore is subject to certain risks and uncertainties including those identified in Item 8.01 below.

Item 8.01.    Other Events

The termination of the Pfizer Agreements could have a material adverse impact on Nektar's financial position and results of operations. We expect to incur significant charges and other wind-down expenses in connection with the termination of the Pfizer Agreements and estimates of such potential charges and expenses are not available at this time. Accordingly, investors are cautioned not to place undue reliance on our forward-looking statements. The termination of the Pfizer Agreements also subjects Nektar to additional risks and costs, including:

Nektar's revenue and results of operations have historically depended on sales to Pfizer. Nektar's total revenue from the Pfizer Agreements for the three-month and six-month periods ended June 30, 2007, was 66% and 72%, respectively, of Nektar's total revenue for such three-month and six-month periods. As a result of the termination of the Pfizer Agreements, we anticipate that we will not continue to receive significant revenue from the commercial manufacture and sale of Exubera inhalers and inhalation powder to Pfizer. Accordingly, our revenues will decline significantly in future periods. In addition, because Pfizer had sole responsibility for the sales and marketing of Exubera, we are not in a position to commercialize Exubera on our own. Accordingly, we cannot predict sales of Exubera after the contract termination date.

Nektar does not have a sales and marketing organization or distribution operation, and any future marketing, selling and distribution of Exubera would require securing a new commercialization partner for Exubera. To generate ongoing revenue from Exubera after the termination date, we would need to identify a collaboration partner who can fulfill the role Pfizer was playing. In addition to sales and marketing, Pfizer was responsible for manufacturing and delivering bulk insulin for powder processing, filling the insulin powder into blister packs for the Exubera inhaler and all packaging required for the final Exubera product. Accordingly, we cannot manufacture as to our package the final Exubera product. We cannot assure you as our ability to identify such a partner or the timing, if at all, of entering into a collaboration agreement. Even if a collaboration agreement is signed, we anticipate any commercialization partner would require substantial time and incur substantial costs to commercialize Exubera. In addition, any new commercialization partner would be required to obtain regulatory approval. Any failure, delay or inability to address manufacturing, packaging or regulatory challenges could impede commercialization of Exubera with a new partner if one is identified.

Nektar or a new collaboration partner will need to obtain regulatory approval to market and sell Exubera. Obtaining regulatory approval is a time consuming and costly process and we cannot assure you as to the timing or ability to obtain such approval. The ability to continue future marketing and selling of Exubera by Nektar (or a future partner) depends on Nektar's (or a future partner's) ability to obtain regulatory approval to do so from the Food and Drug Administration (and equivalent foreign regulatory bodies), which could require that Nektar (or a future partner) obtain a New Drug Application (or its equivalent) for Exubera.

As a result of the Pfizer termination, we may incur cash and non-cash expenses and charges related to manufacturing capacity decreases, facility closures, severance costs, supplier contract liabilities and termination at our contract manufacturers. These expenses and charges may be significant and may result in cash payments by us. We are assessing the timing and amount of any such charges and the recoverability of such expenses from Pfizer.

In addition to those outlined above, other risks and uncertainties include: (i) interpretations of complex contractual terms which could result in future disputes and costly litigation with respect to the financial consequences of termination and the future rights and obligations of the parties, and (ii) the other important risks and uncertainties are outlined in the Nektar's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K filed on March 1, 2007 and Quarterly Report on Form 10-Q filed on August 9, 2007. Nektar undertakes no obligation to update these forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nektar Therapeutics

Date: October 24, 2007	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel